                                                                 EXHIBIT 11.1


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF EARNINGS PER COMMON SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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


                                                           Thirty-Nine                        Thirteen
                                                           Weeks Ended                      Weeks Ended
                                                  ---------------------------     ---------------------------
                                                     Sept. 28,      Sept. 29,         Sept. 28,     Sept. 29,
                                                          2002           2001              2002          2001
                                                  ------------   -------------    -------------   -----------


Earnings available for earnings per share:


Net income                                        $     34,703   $     31,217     $     13,941   $     11,930
                                                  ============   ============     ============   ============


Average number of common shares outstanding             16,223         16,838           16,224         16,501
                                                  ============   ============     ============   ============



Earnings per common share                         $       2.14   $       1.85     $       0.86   $       0.72
                                                  ============   ============     ============   ============

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